SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------



                                    Form 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                October 7, 1997
                  -------------------------------------------
                                (Date of Report)



                                NEORX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

          Washington                   0-16614                  91-1261311
-------------------------------- ------------------------  ---------------------
   (State or Other Jurisdiction   (Commission File No.)      (IRS Employer
        of Incorporation)                                    Identification No.)

               410 West Harrison Street, Seattle, Washington 98119
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               (Address of principal executive offices) (Zip Code)

                                 (206) 281-7001
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              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         NeoRx Corporation (the "Company") entered into an Agreement on August 8, 1997 (the "Agreement") with Janssen Pharmaceutica N.V. ("Janssen"), a wholly owned subsidiary of Johnson & Johnson, for the worldwide development, manufacture and distribution of the Company's Avicidin(R) cancer therapy product. As a result of the Agreement, the Company received an initial payment of $10 million, of which fifty percent was for the purchase of equity pursuant to the preferred stock purchase agreement described below. The Company may receive up to an additional $50 million in payments for achieving certain milestones. In addition, Janssen has agreed to assume responsibility for registration and commercialization of the product and to fund an estimated ninety-five percent of the remaining costs for product development and clinical trials. In exchange, Janssen receives a worldwide exclusive license to Avicidin and the right of first negotiation to subsequent oncology products employing the Company's proprietary Pre-Targeting technology. Additional oncology products that fall under the Agreement will trigger royalty obligations and may result in additional milestone payments to the Company. The Company has retained broad development and marketing rights for its Pre-Targeting technology.

         In connection with the Agreement, the Company also on August 8, 1997 entered into a Preferred Stock Purchase Agreement with Johnson & Johnson Development Corporation ("JJDC"), pursuant to which the Company issued to JJDC 1,000 shares of its Series 4 Convertible Preferred Stock, par value $.02 per share (the "Series 4 Stock"), for an aggregate purchase price of $5,000,000. The Series 4 Stock converted automatically into 833,333 shares of the Company's common stock, par value $.02 per share (the "Common Stock"), on September 12, 1997, the date on which the average market price of the Common Stock for 15 consecutive trading days was equal to or greater than $6.00. As restricted stock, the shares of Common Stock are subject to certain trading restrictions for two years.


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



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

10.1* Agreement, entered into as of July 1, 1997, between Janssen Pharmaceutica,
      N.V., and the Company.

10.2 Preferred Stock Purchase Agreement, dated as of August 8, 1997, between the Company and Johnson & Johnson Development Corporation.




     *Confidential portions of this exhibit have been omitted and have been files separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934 as amended.


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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEORX CORPORATION



Dated:  October 7, 1997                By    /s/ RICHARD L. ANDERSON
                                              -----------------------
                                              Richard L. Anderson
                                              Senior Vice President, Chief
                                              Financial Officer, Secretary and
                                              Treasurer




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



                                  EXHIBIT INDEX

Exhibit Number           Description



10.1* Agreement, entered into as of July 1, 1997, between Janssen Pharmaceutica, N.V., and the Company.

10.2                     Preferred Stock Purchase Agreement,  dated as of August
                         8, 1997,  between  the  Company  and  Johnson & Johnson
                         Development Corporation.



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         * Confidential portions of this exhibit have been omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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